Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

December 23, 2016

Media Contact:

C. Scott Hamilton

Public & Investor Relations

(303) 214 - 5563

scott.hamilton@hartehanks.com

HARTE HANKS COMPLETES SALE OF TRILLIUM BUSINESS

San Antonio, TX - Harte Hanks (NYSE: HHS), a leader in customer relationships, experiences and interaction-led marketing, today announced the closing of the sale of Trillium Software to Syncsort for $112 million in cash.  The Company used the net proceeds of the sale to retire its outstanding credit facility.

Commenting on the transition, Chief Executive Officer Karen Puckett said, “We are pleased to have completed the sale of Trillium Software, which allows us to focus the business on serving chief marketing officers with a unique combination of strategy, creative, analytics and marketing execution.  We continue to make progress on our revenue stability efforts around client expansion and new client additions, and in the fourth quarter, we expect to reduce our rate of revenue decline and see improving profitability. We are encouraged that the strategic changes we are making to the business are taking hold.”

Harte Hanks expects to host a conference call in January to provide a review of its business, product offerings, and go to market strategy. Additional details will be provided at a later date.

About Harte Hanks:

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways.  Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks 5,000+ employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com.  Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results and events to vary materially from what is expressed in or indicated by the forward-looking statements.  In such an event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include:  (a) our ability to complete anticipated divestitures, financings and reorganizations; (b) our ability to successfully manage executive transitions; (c) unanticipated developments regarding litigation or other contingent liabilities; (d) the anticipated absolute and relative levels of profitability of our business for periods not yet completed; and (e) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for the year ended

December 31, 2015.  The forward-looking statements in this press release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.